CITIZENS INCENTIVE PLAN

I. ESTABLISHMENT AND PURPOSE OF PLAN. Citizens Utilities Company hereby restates its Incentive Deferred Compensation Plan. The restated Plan is effective as of March 21, 2000 and shall be known as the "Citizens Incentive Plan." The purpose of the Plan is to provide selected Employees with a reward for, and incentive to continue, superior performance. This Plan is composed of two components: (i) a short-term incentive component in which Awards are paid in cash following the end of each fiscal year; and (ii) an unfunded, non-qualified deferred compensation component for Top-Hat Participants (as defined in the Plan) in which payment of Awards may be deferred until any subsequent calendar year but not beyond termination of employment. Any Awards made prior the effective date of this restated Plan shall be governed by the terms of the Citizens Utilities Company Incentive Deferred Compensation Plan, as amended and in effect prior to its restatement herein (the "Prior Plan"), except as otherwise expressly provided in this restated Plan.

II. ELIGIBILITY TO PARTICIPATE. All Exempt Employees of the Company and its Affiliates shall be eligible to participate in the Plan and to receive an Award if selected by the Compensation Committee of the Board of Directors (the "Committee"). Receipt by a Participant of an Award with respect to one Plan Year shall not entitle the Participant to receive an Award with respect to any subsequent Plan Year of the Company.

III.  DETERMINATION OF AWARDS.

      (a) Determining the Amount to be Contributed to Plan. As soon as adminis-tratively feasible, but not later than 120 days, following the close of each fiscal year of the Company, the Board of Directors shall determine the amount, if any, to be made available for contribution to the Plan with respect to the fiscal year just ended and shall inform the Committee of its decision. The amount contributed to the Plan and paid or allocated to Participants' Accounts shall be reflected as a liability on the books of the Company as required by generally accepted accounting principles ("GAAP") or other appropriate account-ing rules or conventions, but shall not be held in trust or otherwise segregated from the Company's general assets.

      (b) Determining the Amount to be Awarded to Plan Participants. After being informed by the Board of Directors of the amount to be contributed to the Plan with respect to the year just ended, the Company will select and the Committee will review and approve Employees or groups of employees who will be entitled to Awards. The Committee in its discretion may make Awards for any Plan Year which, in the aggregate, does not exceed the amount made available by the Board of Directors for contribution with respect to a fiscal year. Partici-pants shall be informed of the fact and amount of his or her Award following committee action.

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IV. MAINTENANCE  OF ACCOUNTS;  INTEREST CREDITED.  All  Awards  allocated  to  a
Participant which are to be deferred shall be credited to an Account  maintained
under the Plan for each Participant.   Amounts credited  to  this Account  shall
include the value of any Awards not paid out under the terms of the Prior Plan, as well as any Awards made under the terms of this Plan. Each Participant's un-distributed Account Balance, other than that portion deemed invested in phantom shares of Company stock under the terms of the Prior Plan or in any other elective investment that may, from time to time be permitted under terms of this Plan (the Participant's "uninvested Account Balance"), shall be credited with interest as of the last day of each Plan Year. The Board of Directors, excluding any member with an Account Balance under this Plan, shall establish the interest rate to be credited to such Accounts as soon as administratively feasible following the close of such Plan Year based upon recommendations of the Committee. The interest to be credited to each Account shall equal the product of (a) the average of the month end uninvested Account Balance for each month of that calendar year and (b) the interest percentage rate established by the Board of Directors.

V. VESTING; FORFEITURE FOR CAUSE. Each Participant shall be fully vested in his or her Account Balance and shall be fully vested in each Award subsequently approved by the Committee. Notwithstanding the foregoing, any Participant may be removed from the Plan by the Committee at any time "for cause", as determined by the Committee in its sole discretion, whether or not the Participant has received any benefits under the Plan, and whether or not the Participant's employment has been terminated. "Cause" shall include, without limitation, willful misconduct of the Employee as determined in the sole discretion of the Committee. Upon removal from the Plan, the Participant shall forfeit any remaining Account Balance, and neither the Participant nor his or her bene-ficiaries shall be entitled to receive any payments from the Plan from and after the date of the removal. The Committee's determination with respect to a forfeiture shall be set forth in a written notice given to the Participant and to the Company and shall be final and binding on both; any forfeiture shall take place immediately upon receipt of such notice by the Company and Participant.

VI. ELECTION WITH RESPECT TO DISTRIBUTION OR DEFERRAL OF AWARDS.

      (a) Election to Defer by Top-Hat Participants. An active "Top-Hat" Participant (as hereinafter defined) may elect, by an irrevocable written election filed with the Committee prior to September 1 of a Plan Year, with respect to any Award that may be made in the subsequent calendar for such Plan Year:

            (i) to withdraw any percentage, up to and including 100%, of any Award which may be made to the Participant in the subsequent calendar year; or


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            (ii) to defer distribution of any portion or all of such Award to a subsequent year (up until termination of service).

       Each election shall be made annually and shall be effective only with re-spect to the Award to be made in the subsequent Plan Year for the Year in which the election is filed. Notwithstanding deferral by a Participant of the receipt of an Award, the Company shall withhold FICA taxes and any other payroll taxes that may be applicable with respect to the year in which the Award is made.
      (b) Top-Hat Participant Defined. A "Top-Hat" Participant includes both (i) an Officer of the Company (or its Affiliates) or (ii) a Participant whose annual base salary is expected to be above an amount sufficient for this separate portion of the Plan to qualify as a non-qualified deferred compensation plan for select management or highly compensated Employees. Subject to the issuance of Department of Labor regulations or similar authoritative guidance, such amount shall be $100,000, as adjusted for cost-of-living adjustments for periods after 1996.

      (c) Effect of Election to Defer Receipt of Award until Termination of Service. A request by a Participant that receipt of some portion or all of an Award be deferred until the Participant's termination of employment with the Company and its Affiliates shall create a non-qualified deferred compensation plan for Top-Hat Participants which shall be deemed to be a separate program from the remainder of this Plan.

VII. ELECTION AS TO INVESTMENT OF UNINVESTED ACCOUNT BALANCE.

      (a) If the Committee, in its discretion, shall make available either actual or phantom investment choices, a Top-Hat Participant may elect before September 1 of the then current Plan Year, to invest a portion or all of his Account Balance in one or more of the investment options then offered by the Committee in such percentages as the Committee may offer from time to time. Participant investment direction over Accounts shall be subject to such rules and regulations as to the timing and frequency of investment changes, limitations, allocations of expenses and other aspects of Plan administration as the Committee may from time to time establish in writing. No investment is permitted in actual shares of Company common stock under this Plan.

      (b) Any Participant whose Account, under the terms of the Prior Plan, was credited with phantom shares of Company stock, may elect in a writing filed with the Committee, to have the value of any such phantom shares deemed to be sold, and the net cash value of the proceeds of such deemed sale credited to the Participant's Account. If, under the terms of the Prior Plan, a Participant was not an Officer at the time he requested to have a portion of an Award deemed invested in phantom shares of Company Stock, and did not specify a date for the deemed sale prior to the date of the Award, then the phantom stock shall be deemed sold and the proceeds thereof transferred to such Participant's Account on July 3 of the year following the Participant's appointment as an Officer.


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

VIII. DISTRIBUTION OF ACCOUNT BALANCES.

      (a) Distribution of Incentive Awards.

            (i) any award allocated under the terms of this Plan to the Account of a Participant who is not a Top-Hat Participant, and

            (ii) any portion of an Award that a Top-Hat Participant has elected to have withdrawn pursuant to paragraph (a)(ii) of Article VI,

      shall be distributed as soon as administratively feasible, after the Participant is notified by the Committee of the fact and amount of the Award for the Plan Year just ended.

      (b) Distribution of Deferred Amounts. Any other Award shall be distributed in accordance with the following provisions:

            (i) any Award (or any portion thereof) which has been deferred, in accordance with the provisions of paragraph (a)(ii) of Article VI, to a subsequent calendar year shall be paid in full in a single sum, provided, however, that any portion of such Award representing the deemed sale of phantom stock shall not be paid to any Officer until six months and one day following the commencement of the calendar year;

            (ii) any Award (or any portion thereof) which has been deferred until termination of service shall be paid in full in a single sum within thirty (30) days of the date on which the Participant terminates service with the Company and its Affiliates provided, however, that any portion of such Award representing the deemed sale of phantom stock shall not be paid to any Officer until six months and one day following the Officer's termination of service; and

            (iii) any portion of a Participant's Account Balance that is scheduled to be distributed pursuant to the Participant's irrevocable election of up to a five (5) year payout pursuant to the terms of the Prior Plan shall be paid in accordance with the terms of such irrevocable election.

      In addition, to the amounts specified in paragraph (b)(ii) above, upon a Participant's termination by reason of his or her retirement (on or after his Early or Normal Retirement Date, as defined in the Company's Pension
      Plan), death, or Permanent Disability, the Participant (or, if applicable, hi beneficiary (ies) or legal representative) shall be entitled to 100%


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

      of any Award allocated to the Employee for the Plan Year in which his or her termination occurs, together with credited interest provided for in
      Article IV.

      (c) Distribution due to Unforeseeable Emergency. Upon written application of the Participant to the Committee, the Committee may, in its sole judgment, pay a portion or all of a Participant's Account Balance to the Participant sooner than upon his or her termination of service, provided that (i) the Committee determines that the Participant has an unforeseeable emergency that is caused by an event beyond the control of the Participant which would result in severe financial hardship to the Participant absent the early distribution, and (ii) the Chief Executive Officer or Chief Operating Officer of the Company approves the distribu-tion in writing. Any distribution hereunder shall be limited to the amount necessary to meet the unforeseeable emergency and may be made in a single sum or in installments (with interest on the unpaid balance being cal-culated in accordance with Article IV.)

      (d) Deferral of Payment of Awards Due to the Imposition of Code Section 162(m). If the Committee determines that the payment of any portion or all of an Award or the Participant's Account Balance would result in the Company not being able to take a tax deduction under Section 162(m) of the Code, it may elect instead to defer payment of such Award or Account Balance until the next succeeding year (or years) in which the Participant's compensation either does not exceed the limit set forth in Code Section 162(m) or is not subject to Code Section 162(m).

IX. DESIGNATION OF BENEFICIARIES; DEATH BENEFITS.

      (a) A Participant may designate a beneficiary or beneficiaries to receive the Participant's remaining Account Balance, if any, in the event of his or her death, and may from time to time change any such beneficiary designation. All beneficiary designations and changes therein shall be in writing and shall be effective only when delivered to the Committee during the lifetime of the Participant. In the event that no effective beneficiary designation has been made, any Account Balance of the Participant remaining undistributed at his or her death shall be paid to the Participant's spouse, if any, and if none to the Participant's estate.

      (b) A Participant's death benefits under this Plan shall be equal to the sum of the value of the Participant's Account Balance remaining undistributed at his death, together with the 100% of the value of any Award allocated to the Employee for the Plan Year in which his or her death occurs, together with credited interest provided for in Article IV.

X. ADMINISTRATION OF PLAN. The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee") as that Committee may be constituted from time to time. The Committee shall have the absolute power and discretion to administer the Plan, including, but not limited to the power to
(a) approve  Plan Participants, (b) determine  the amount,  vesting  requirement


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

and other features and conditions of Awards, (c) interpret the Plan, and (d) make all other decisions relating to the operation of the Plan. The Committee's determinations under the Plan shall be final and binding on all persons. No member of the Committee shall be liable for any action taken, or decision made, in good faith in connection with the exercise of the Committee's duties under the Plan.

The Committee shall adopt such rules as it may determine appropriate or necessary to regulate its affairs and administer the Plan.

XI. AMENDMENT AND TERMINATION. The Plan may be amended or terminated by the Board of Directors of the Company at any time. If the Plan is terminated, final payment shall be made of the then existing Account Balances, provided, however, that if the Committee determines that the payment of any portion or all of an Account Balance would result in the Company not being able to take a tax deduction under Section 162(m) of the Code, it may elect to defer payment in accordance with Article VIII(d). Termination of the Plan shall not accelerate the payout or transfer of phantom shares of Company stock from the Account Balance of any Officer. Any amendment or termination shall not divest a Participant of his or her vested Account Balance.

XII.  MISCELLANEOUS.

      (a) Rights of Participants as Creditors of the Company. Participants shall have the rights of unsecured general creditors with respect to amounts due under the Plan. The Company shall not be required to establish any trust fund or separate account with respect to any amounts due under the Plan.

      (b) Withholding. The obligation of the Company to make payments under the Plan shall be subject to applicable federal, state and local tax with-holding requirements.

      (c) Nonassignability. A Participant may not assign, pledge, encumber, or transfer the right to receive payments provided for under the Plan other than by will or the laws of descent and distribution.

      (d) No Employment Contract. The Plan shall not create an employment agreement and shall not entitle any Employee who has participated in the Plan to remain in the employ of the Company or to obtain damages if employment is terminated.

      (e) Governing Law. The Plan shall be governed by the laws of the State of Connecticut.

      (f) Statement of Account Balances. After the end of each Plan Year each deferring Participant will be furnished a statement of the amount of his or her Account Balance as of the end of that Year, and of all credits to, distributions from, and charges to the account during that Year.


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

      (g) Binding Effect. The terms of the Plan shall be binding upon any suc-cessor to the Company's business, whether by merger or sale of sub-stantially all of the assets or otherwise.

      (h) Notices. All notices under the Plan shall be in writing and shall be deemed given when delivered personally or mailed by registered mail, return receipt requested, to a Participant at the Participant's last address set forth in the Company's records, or to the Company at the address of its principal office.

XIII. DEFINITIONS. The following terms (whether used in the singular or plural) shall have the following meanings indicated when used in the Plan:

      (a) "Affiliated Company" or "Affiliate" means any entity controlled by the Company, controlling the Company or under common control with the Company.

      (b) "Award" means the actual dollar amount of the annual cash incentive determined by the Committee to be payable to a Participant under the Plan.

      (c) "Board" means the Board of Directors of the Company.

      (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time or any successor statute(s) thereto.

      (e) "Committee" means the Compensation Committee of the Board, which shall be the administrator of this Plan.

      (f) "Company" means Citizens Utilities Company.

      (g) "Employee" means any common law employee of the Company or its Affiliates.

      (h) "Exempt" means any Employee who is exempt from overtime pay require-ments of state and federal law.

      (i) "Officer" means an officer of the Company as defined in Rule 16a-1 of the Securities Exchange Commission ("SEC").

      (j) "Participant" means any Employee who has received an Award under the Plan.

      (k) "Permanent Disability" means any mental or physical incapacity of a Participant which, in the sole judgement of the Committee, has ren-dered the Participant incapable of performing the duties of his regular occupation with the Company and its Affiliates for a period of at least six months, and which can be expected to result in death or to last indefinitely.


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

      (l) "Plan" means the Citizens Incentive Plan.

      (m) "Plan Year" means each calendar year.

      (n) "Prior Plan" means the Citizens Utilities Company Incentive Deferred Compensation Plan, as amended and in effect prior to its restatement in this Plan.

     Dated:  March 21, 2000               CITIZENS UTILITIES COMPANY





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